EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-XXXX) on Form S-3 of CVD Equipment Corporation of our report dated March 31, 2010, relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 10-K of CVD Equipment Corporation for the year ended December 31, 2009, as filed with the Securities and Exchange Commission of March 31, 2010.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ MSPC
MSPC
Certified Public Accountants and Advisors,
A Professional Corporation

Cranford, New Jersey
February 14, 2011